UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):June 10, 2013

DSP GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35256	94-2683643
(Commission File Number)	(I.R.S. Employer Identification No.)

2580 North First Street, Suite 460 San Jose, CA	95131
(Address of Principal Executive Offices)	(Zip Code)

408/986-4300

(Registrant’s Telephone Number, Including Area Code)

With a copy to:

Bruce Alan Mann, Esq.

Morrison & Foerster LLP

425 Market Street

San Francisco, CA 94105

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 10, 2013, at the 2013 annual meeting of stockholders (the “2013 Meeting”) of DSP Group, Inc. (the “Company”), the stockholders approved an amendment and restatement of the 2012 Equity Incentive Plan (the “2012 Plan”) to increase the shares authorized for issuance by 1,100,000 shares. In connection with the amendment and restatement of the 2012 Plan, the Board adopted a Director Option Sub-Plan (the “Sub-Plan”). The Sub-Plan draws on the 2012 Plan for shares of the Company’s common stock and is designed to provide for the grant of options to non-employee directors of the Company on a formula basis on substantially the same terms as the Company’s 1993 Director Stock Option Plan has done historically. Under the Sub-Plan, non-employee directors of the Company who join the board of directors of the Company will receive a “first grant” of an option to purchase 30,000 shares of the Company’s common stock. On January 1 of each year, non-employee directors of the Company with at least 6 months of board service will receive a “subsequent grant” of an option to purchase 15,000 shares of the Company’s common stock. On January 1 of each year, non-employee directors who are committee chairs and have at least 6 months of service as chair will receive a “committee option” to purchase an additional 15,000 shares of common stock. Options granted under the Sub-Plan generally vest as to 1/3 of the shares on each of the first three anniversaries of the grant date, subject to board service, and fully accelerate on a change in control or corporate transaction as each is defined under the 2012 Plan. The Sub-Plan permits the plan administrator to make “first grants,” “subsequent grants” and “committee options” to non-employee directors of the Company who are Israeli residents pursuant to Sections 3(i) and 102 of the Israeli Income Tax Ordinance New Version, 1961, as amended.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the 2013 Meeting, the following proposals were submitted to a vote of stockholders and the voting results are set forth below. The proposals are described in detail in the proxy statement and proxy supplement for the annual meeting that the Company filed with the Securities and Exchange Commission on April 22, 2013 and May 6, 2013, respectively.

Proposal 1: Election of Class I Directors

	Votes For	Votes Withheld	Broker Non-Votes
Eliyahu Ayalon as Class I director	5,747,118	2,167,096	0
Zvi Limon as Class I director	7,300,082	614,132	0
Reuven Regev as Class I director	13,179,856	78,386	0
Michael Bornak as Class I director	5,619,971	79,895	0
Norman J. Rice III as Class I director	11,005,094	38,800	0
Norman P. Taffe as Class I director	11,005,094	38,800	0

Proposal 2: Approval of the Amendment and Restatement of 1993 Employee Stock Purchase Plan

Amendment and restatement of the 1993 Employee Stock Purchase Plan to increase the number of shares of common stock authorized thereunder by 500,000 shares was approved with 10,997,156 in favor, 7,481,921 against, 286,191 abstentions and 192,840 broker non-votes.

Proposal 3: Approval of the Amendment and Restatement 2012 Equity Incentive Plan

Amendment and restatement of the 2012 Equity Incentive Plan to increase number of shares of common stock authorized thereunder by 1,100,000 was approved with 9,586,895 in favor, 8,893,832 against, 284,541 abstentions and 192,840 broker non-votes.

Proposal 4: Ratification of Appointment of Independent Auditors

Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, was ratified as the Company’s independent auditors for fiscal year 2013 with 16,892,207 in favor, 775,035 against, 1,098,026 abstentions and 192,840 broker non-votes.

Proposal 5: Compensation of the Named Executive Officers

Advisory vote to approve the Company’s named executive officer compensation was approved with 13,211,959 in favor, 61,339 against, 5,491,970 abstentions and 192,840 broker non-votes.

Proposal 6: Adjournment or Postponement of the Annual Meeting

Proposal to adjourn or postpone the annual meeting as necessary was not approved with 3,366,121 in favor, 15,076,692 against, 322,455 abstentions and 192,840 broker non-votes.

Proposal 7: Election of Class II Directors

	Votes For	Votes Withheld	Broker Non-Votes
Gabi Seligsohn as Class II director	18,912,913	45,195	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DSP GROUP, INC.

Date: June 14, 2013	By:	/s/ Dror Levy
Dror Levy Chief Financial Officer and Secretary

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